Exhibit 10.14

Execution Copy

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of September 12, 2007 (this “Agreement”), among SABRE INDUSTRIES, INC., a Delaware corporation (the “Company”), CORINTHIAN SC, LLC, a Delaware limited liability company (“Corinthian”), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership and ZM PRIVATE EQUITY FUND I, L.P., a Delaware limited partnership, each in its capacity as holder of a Warrant (together, the “Warrantholders”), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership and ZM PRIVATE EQUITY FUND I, L.P., a Delaware limited partnership, each in its capacity as holder of the Co-Investment Shares (together, the “Co-Investors”), James D. Mack (“Mack” and, together with Corinthian, Warrantholder and Co-Investor, the “Sabre Holders”), SCHOONOVER INVESTMENTS, L.P., a Texas limited partnership, BENT TREE INVESTMENTS, LLC, a Louisiana limited liability company, TODD INVESTMENTS, LLC a Louisiana limited liability company, Frederickson Holdings LLC, an Oklahoma limited liability company, Jeffrey Hood, Gerard F. Maxwell, Jr., Moscola, LLC, a Nevada limited liability company and Wendy Vickrey (collectively, the “CellXion Holders”) and each of the other individuals and entities listed on the signature pages hereto (together with Mack, Corinthian, Co-Investor, the CellXion Holders and any of their permitted transferees under this Agreement that executes a joinder to this Agreement, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain subscription agreement dated May 9, 2006 by and among certain of the Stockholders and Sabre Communications Holdings, Inc. (“Sabre”), those Stockholders acquired from Sabre an aggregate of 1,550,000 shares of common stock, par value $0.01 per share, of Sabre;

WHEREAS, Sabre previously issued to D.B. Zwirn Special Opportunities Fund, L.P. that certain warrant to purchase shares of common stock of Sabre dated May 9, 2006, pursuant to which Warrantholder was entitled to purchase up to 134,783 shares (subject to adjustment as provided therein) of Sabre common stock, a portion of which was subsequently transferred to ZM Private Equity Fund I, L.P.;

WHEREAS, the Co-Investors previously acquired shares of Sabre common stock upon the exercise of certain co-investment rights set forth in a Stockholders Agreement dated as of May 9, 2006 among Sabre and certain Stockholders listed on the signature pages thereto (the “Sabre Stockholders Agreement”);

WHEREAS, on or prior to the date hereof, the Sabre Holders contributed to the Company all of the shares of common stock, options, warrants and other securities of Sabre held by them in exchange for the issuance of the shares of Common Stock and/or Options (including the Warrants) of the Company set forth opposite their names on Schedule I hereto; and

WHEREAS, on or prior to the date hereof, the CellXion Holders contributed to the Company certain of the membership interests, options, warrants and other securities of CellXion, LLC, a Delaware limited liability company (“CellXion”), held by them in exchange for the issuance of the shares of Common Stock and/or Options of the Company set forth opposite their names on Schedule I hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                                        DEFINITIONS.  The following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined).

“AAA” has the meaning given to it in Section 16(f).

“Accepting Securityholders” has the meaning given to it in Section 3(c).

“Affiliate” means, with respect to any Person, any (i) officer, director, partner or holder of more than 5% of the outstanding equity interests of such Person or (ii) other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.  A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “controlled” Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” means this Stockholders Agreement, including all amendments, modifications and supplements and any exhibits, annexes or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Approved Sale” has the meaning given to it in Section 4(b)(i).

“Board” has the meaning given to it in Section 5(a).

“Books” means the books and records of the Company and its Subsidiaries, including without limitation ledgers, records indicating, summarizing or evidencing the properties, assets or liabilities of the Company and its Subsidiaries, all information relating to the business operations or financial condition of the Company and its Subsidiaries, and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

“Buyer’s Notice” has the meaning given to it in Section 3(b).

“CellXion Holders” has the meaning given to it in the preamble hereto.

“CellXion Nominee” has the meaning given to it in Section 5(a).

“Certificate” means the Certificate of Incorporation of the Company in effect from time to time.

“Co-Investment Shares” means the shares of Common Stock issued to Co-Investor in exchange for the contribution to the Company of the shares of common stock of Sabre acquired by Co-Investor upon the exercise of the co-investment rights set forth in Section 17 of the Sabre Stockholders Agreement.

“Co-Investors” has the meaning given to it in the preamble hereto.

“Co-Investor Nominee” has the meaning given to it in Section 5(a).

“Co-Investor Observor” has the meaning given to it in Section 5(a).

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalents” means, at any time, each share of Common Stock of the Company into which any (i) then outstanding Convertible Securities are convertible, calculated at the then current conversion ratio, and (ii) then outstanding Options are exercisable for (assuming, for such purposes only, a cashless exercise); provided, however, that Options shall not be considered outstanding unless they are vested and exercisable.

“Common Stock Reorganization” means any subdivision by the Company of its outstanding shares of Common Stock into a greater number of shares or any consolidation by the Company of its outstanding shares of Common Stock into a smaller number of shares.

“Company” has the meaning given to it in the preamble hereto.

“Company Notice” has the meaning given to it in Section 3(c).

“Confidential Information” has the meaning given to it in Section 15(b).

“Convertible Securities” means any securities that are convertible into or exchangeable for capital stock; provided, however, that in the case of Options to purchase Common Stock, such Options shall not be considered outstanding Convertible Securities unless they are vested and exercisable.

“Corinthian” has the meaning given to it in the preamble hereto.

“Corinthian Member” means Corinthian SC Member, LLC, a Delaware limited liability company.

“Corinthian Nominee” has the meaning given to it in Section 5(a).

“Drag-Along Notice” has the meaning given to it in Section 4(b)(i).

“Director Nominee” has the meaning given to it in Section 5(a).

“Dispute” has the meaning given to it in Section 16(f).

“GAAP” means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

“Governmental Entity” means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental regulatory authority, body or instrumentality and any industry or other non-governmental self-regulatory organizations.

“Independent Third Party” means, with respect to a contemplated transaction, any Person that, immediately prior to the contemplated transaction (i) does not own, beneficially or of record, Stock of the Company, (ii) is not an Affiliate of any Person that owns, beneficially or of record, Stock of the Company, or (iii) is not a Relative of any natural person that owns Stock of the Company.

“IPO” has the meaning given to it in Section 16(n).

“Liquidity Event” means any one or more of the following: (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other entity (other than a merger or consolidation in which shares of the Company capital stock outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than fifty percent (50%) of the surviving entity’s capital interests after such consolidation or merger).

“Mack” has the meaning given to it in the recitals hereto.

“Mack Nominee” has the meaning given to it in Section 5(a).

“Management Fee” has the meaning given to it in Section 10.

“Nominees” has the meaning given to it in Section 5(a).

“Nonselling Securityholders” has the meaning given to it in Section 3(a).

“Offer Price” has the meaning given to it in Section 3(a).

“Offered Securities” has the meaning given to it in Section 3(a).

“Options” means any rights to subscribe for or to purchase, or any warrants or options for the purchase of, capital stock of the Company, including the Warrants.

“Permitted Transferee” means (i) with respect to any Securityholder that is a natural person, (A) such Securityholder’s spouse, parents, grandparents or any of such Securityholder’s lineal descendants, whether natural or adopted (collectively, “Relatives”); (B) such Securityholder’s legal representative in the event such Securityholder becomes mentally incompetent; (C) any trust of which there are no principal beneficiaries other than such Securityholder or one or more of such Relatives; (D) a limited liability company of which there are no members other than such Securityholder or one or more of such Relatives (or an entity solely for the benefit of and controlled by such Securityholder or Relatives); (E) a partnership of which there are no partners other than such Securityholder or one or more of such Relatives (or an entity solely for the benefit of and controlled by such Securityholder or Relatives); or (F) a corporation of which there are no stockholders other than such Securityholder or one or more of such Relatives (or an entity solely for the benefit of and controlled by such Securityholder or Relatives); or (ii) with respect to any Securityholder that is a limited partnership or a limited liability company, to any partner or member of the limited partnership or limited liability company and any affiliated limited partnership or limited liability company managed or advised by the same management company, investment advisor or general partner as such Securityholder, or by an entity which controls, is controlled by, or is under common control with, any such management company, investment advisor or general partner; provided, that, each such transferee agrees in writing to take such Stock subject to and comply with the restrictions on transfer contained in this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Entity or quasi-governmental body or regulatory authority.

“Pro Rata Share” has the meaning given to it in Section 6(a)(iii).

“Prospective Purchaser” has the meaning given to it in Section 3(a).

“Remaining Securities” has the meaning given to it in Section 3(c).

“Representatives” has the meaning given to it in Section 15(b).

“Sabre Stockholders Agreement” has the meaning given to it in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” means any Stockholder or Warrantholder.  Securityholder also includes a permitted transferee of Stock or Options that executes a joinder to this Agreement.  Any Securityholder that Transfers all its Stock and Options (other than to a Permitted Transferee) in accordance with the terms of this Agreement shall, upon the consummation of such Transfer and the execution by the transferee of a joinder to this Agreement, cease to be a Securityholder and shall thereafter have no further rights or obligations under this Agreement other than for purposes of any prior breach of this Agreement.

“Seller’s Notice” has the meaning given to it in Section 3(a).

“Selling Securityholder” has the meaning given to it in Section 3(a).

“Stock” means (i) shares of outstanding capital stock of the Company; (ii) Options and Convertible Securities; and (iii) shares of capital stock issuable upon the exercise of Options or the conversion or exchange of Convertible Securities.

“Stockholders” has the meaning given to it in the preamble hereto.

“Subsidiary” or “Subsidiaries” means each of Sabre and CellXion, and any other corporation, partnership, limited liability company or other entity in which the Company, directly or indirectly, owns or controls 50% or more of the outstanding voting stock or other equity interests.

“Subsidiary Board” has the meaning given to it in Section 5(f).

“Tag-Along Notice” has the meaning given to it in Section 4(a)(i).

“Tag-Along Offer” has the meaning given to it in Section 4(a)(i).

“Transfer” means any direct or indirect sale, assignment, transfer, pledge, mortgage, hypothecation, encumbrance or other disposal of Stock.  The definition is to be construed to apply equally to variations of the word “Transfer” including “Transferred” or “Transferring.”

“Voting Stock” means capital stock of any class or classes of the Company, the holders of which are entitled to participate generally in the election of the members of the Company’s Board of Directors, and shall include, without limitation, the Common Stock.

“Warrant” means a Warrant to Purchase Common Stock of the Company issued to a Warrantholder on or about the date hereof in exchange for the contribution to the Company of such Warrantholder’s warrant (or interest therein) to purchase shares of common stock of Sabre dated May 9, 2006.

“Warrantholders” has the meaning given to it in the preamble hereto.

SECTION 2.                                                        RESTRICTIONS ON TRANSFER.

(a)                                  Without the consent of Corinthian (to be granted or withheld in its sole and absolute discretion), none of the Securityholders may Transfer any Stock owned by any of them to any Person other than under the circumstances contemplated by Sections 3 and 4 or to a Permitted Transferee.  Any purported Transfer by a Securityholder other than to a Permitted Transferee or under circumstances other than those contemplated by Section 3 or 4 shall be null and void and of no force and effect.  None of the restrictions on Transfers of Stock contained in this Agreement shall apply to any Transfer by will or by the laws of descent, except that any such Permitted Transferee shall be deemed to take such Stock subject to all provisions of this Agreement.  Any Transfer by a Securityholder to a Permitted Transferee, or under the circumstances contemplated by Section 3 or 4 shall, in addition, be subject to the provisions of Section 16(h).  For the avoidance of doubt, Transfers by Corinthian shall be subject to Section 4.

(b)                                 No Securityholder shall (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement (except in each case as provided in Section 5) with respect to any Voting Stock, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Stock that is inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Securityholder under this Agreement including, but not limited to, agreements or arrangements with respect to the Transfer of its Stock or voting of its Voting Stock or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer of its Stock or voting of its Voting Stock in any manner that is inconsistent with the provisions of this Agreement.

SECTION 3.                                                        RIGHT OF FIRST REFUSAL.

(a)                                  If, at any time, any Securityholder other than Corinthian (a “Selling Securityholder”) desires to Transfer any shares of Stock then owned by such Securityholder (and Corinthian consents to such Transfer), then such Selling Securityholder shall first give a written notice to the Company (a “Seller’s Notice”), stating its desire to make such Transfer, the identity of the proposed transferee (a “Prospective Purchaser”), the number of shares of Stock proposed to be transferred (the “Offered Securities”) and the price which such Selling Securityholder proposes to be paid for the Offered Securities (the “Offer Price”).  The Seller’s Notice shall constitute an irrevocable offer by such Selling Securityholder to Transfer to the other Securityholders (collectively, the “Nonselling Securityholders”) and the Company the Offered Securities at the Offer Price.  The Company shall promptly deliver a copy of such Seller’s Notice to each Nonselling Securityholder.

(b)                                 Within twenty (20) days after the receipt by the Company of the Seller’s Notice, each Nonselling Securityholder may elect to purchase Offered Securities at the Offer Price under this Section 3(b) by giving a notice to the Company (a “Buyer’s Notice”), with a copy to the Selling Securityholder.  Each Nonselling Securityholder who gives a Buyer’s Notice shall be allocated Offered Securities pro rata based on the ratio of (i) its existing ownership of Common Stock and Common Stock Equivalents (after application of Section 16(o)) to (ii) the existing ownership of Common Stock and Common Stock Equivalents held by all Nonselling Securityholders.  A Buyer’s Notice shall be deemed to be an irrevocable commitment to purchase from the Selling Securityholder the number of Offered Securities which such Nonselling Securityholder has elected to acquire pursuant to its Buyer’s Notice, subject to allocation of Offered Securities among Nonselling Securityholders as provided in the previous sentence.

(c)                                  If the Company shall not have received Buyer’s Notice(s) offering to purchase all of the Offered Securities during the time period established under Section 3(b), the Company shall offer each Nonselling Securityholder who shall have delivered a Buyer’s Notice(s) (the “Accepting Securityholders”), an opportunity to purchase the remaining Offered Securities (the “Remaining Securities”) which the Nonselling Securityholders have not elected to purchase pursuant to Section 3(b).  Each such Accepting Securityholder shall be allocated Remaining Securities pro rata based on the ratio of (i) its existing ownership of Common Stock and Common Stock Equivalents (after application of Section 16(o)) to (ii) the existing ownership of Common Stock and Common Stock Equivalents by all Accepting Securityholders.  If any Accepting Securityholders do not elect to purchase any of the Remaining Securities offered to such Accepting Securityholders, the Company shall repeat the process set forth in the first two sentences of this Section 3(c) until either (i) the Accepting Securityholders shall have elected to purchase all the Remaining Securities, or (ii) all Accepting Securityholders shall have advised the Company that they do not desire to purchase any more Remaining Securities.  If the Company shall have received a notice pursuant to clause (ii) of the immediately preceding sentence, the Company shall have a period of ten (10) days to notify the Selling Securityholder as to the number of Remaining Securities, if any, the Company is electing to purchase (the “Company Notice”).  The Company Notice shall be deemed to be an irrevocable commitment to purchase from the Selling Securityholder the number of Remaining Securities which the Company specifies in the Company Notice.

(d)                                 If the Company and the Nonselling Securityholders fail to elect to purchase all the Offered Securities within the time periods specified in Sections 3(b) and 3(c), then the Selling Securityholder may, at any time within thirty (30) days after the end of such time periods, Transfer all, but not less than all, of the remaining Offered Securities not purchased by the Company and the Nonselling Securityholders, to the Prospective Purchaser on the same terms and conditions specified in the Seller’s Notice.  If the Offered Securities are not so Transferred to the Prospective Purchaser within such thirty (30)-day period, no Transfer of such Offered Securities shall be effected to the Prospective Purchaser specified in the Seller’s Notice or otherwise, without again following the procedures set forth in this Section 3.

(e)                                  A closing with respect to the Transfer of Offered Securities to the Company and/or the Nonselling Securityholders shall take place at such place as may be specified by the Company or the Nonselling Securityholders, as applicable, on a date determined by the parties (but not later than the 90th day after the date of the Seller’s Notice).  At such closing, the Selling Securityholder shall deliver to each transferee a certificate or certificates representing the Offered Securities, duly endorsed for Transfer and with all stock transfer tax stamps attached, paid or otherwise provided for by the Selling Securityholder, together with such other documents and instruments as the transferees may reasonably request.

(f)                                    The provisions of this Section 3 shall not apply to the Transfer of Stock to a Permitted Transferee.

SECTION 4.                                                        TAG-ALONG AND DRAG-ALONG RIGHTS.

(a)                                  Tag-Along Right.

(i)                                     If Corinthian desires to Transfer in a single, bona fide, arm’s length transaction or a series of related transactions, more than 10% of its shares of Common Stock and/or Common Stock Equivalents owned at such time to an Independent Third Party or group of Independent Third Parties (the “Tag-Along Offer”), Corinthian shall promptly give notice thereof to the other Securityholders (the “Tag-Along Notice”).  The Tag-Along Notice shall identify the consideration per share and the other material terms and conditions of the Tag-Along Offer and, in the case of a Tag-Along Offer in which the consideration payable for the Common Stock and/or Common Stock Equivalents consists in part or in whole of consideration other than cash, such information relating to such consideration as the other Securityholders may reasonably request as being necessary to evaluate such non-cash consideration (it being understood that such request shall not obligate Corinthian to deliver any information to the other Securityholders not available to Corinthian).  Each of the other Securityholders shall have the right to Transfer to such transferees an amount of Common Stock and/or Common Stock Equivalents up to the number of shares of Common Stock and Common Stock Equivalents then owned by such Securityholder at the time of the Transfer (after application of Section 16(o)), multiplied by a fraction (A) the numerator of which is the number of shares of Common Stock and Common Stock Equivalents desired to be acquired by the transferee, and (B) the denominator of which is the total number of outstanding shares of Common Stock and Common Stock Equivalents at the time of the Transfer.  The Securityholder’s rights under this Section 4(a)(i) may be exercised by giving notice to Corinthian within ten (10) days after the delivery to the Securityholders of the Tag-Along Notice.  The failure by any Securityholder to so notify Corinthian within such 10-day period shall be deemed an election by such Securityholder not to exercise its rights under this Section 4(a)(i).

(ii)                                  Notwithstanding anything contained in Section 4(a)(i), there shall be no liability on the part of Corinthian to the other Securityholders if the Transfer of Common Stock and/or Common Stock Equivalents pursuant to Section 4(a)(i) is not consummated by Corinthian, regardless of whether Corinthian has delivered a Tag-Along Notice.  Whether or not to effect a Transfer of Common Stock and/or Common Stock Equivalents pursuant to Section 4(a)(i) by Corinthian is in the sole and absolute discretion of Corinthian.

(iii)                               The rights of a Securityholder under Section 4(a)(i) shall not apply to the Transfer of Stock by Corinthian to a Permitted Transferee.

(b)                                 Drag-Along Rights.

(i)                                     If Corinthian approves a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all or substantially all of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties on an arm’s length basis (each, an “Approved Sale”), each Securityholder will, as applicable, vote for, consent to and raise no objections to such Approved Sale.  If the Approved Sale is structured as (x) a merger or consolidation, each Securityholder will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation, or (y) a sale of stock, each Securityholder will agree to sell all of his, her or its shares of Stock of the Company and rights to acquire shares of Stock and the Warrants on the terms and conditions approved by Corinthian, its successors and/or Affiliates (other than the Company).  Each Securityholder will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.  The obligations of the Securityholders with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (A) upon the consummation of the Approved Sale, each Securityholder will receive the same form of consideration and the same portion of the aggregate consideration that such Securityholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate as in effect immediately prior to such Approved Sale; and (B) the Warrantholders will be given an opportunity to (x) exercise, convert or exchange the Warrants held by them into Common Stock and participate in the Approved Sale as a holder of Common Stock; or (y) receive, subject to Section 4(c), from the applicable transferee in exchange for their Warrants, consideration equal to the excess of (1) the product of the amount of net consideration on a per share basis received by the holders of Common Stock in connection with the Approved Sale and the number of Common Stock Equivalents represented by such Warrantholder’s Warrant immediately prior to the consummation of the Approved Sale less (2) the applicable exercise price that would be payable if such Warrant had been exercised immediately prior to the consummation of the Approved Sale.  A notice regarding any Approved Sale (a “Drag-Along Notice”) shall be delivered within five business days following approval of an Approved Sale by Corinthian to each other Securityholder.

(ii)                                  Notwithstanding anything contained in Section 4(b)(i), Corinthian shall not be liable to the Securityholders and/or the Warrantholders if an Approved Sale is not consummated, regardless of whether Corinthian has delivered a Drag-Along Notice.  Whether or not to effect an Approved Sale pursuant to Section 4(b)(i) by Corinthian is in the sole and absolute discretion of Corinthian.

(c)                                  Closing.  If the rights of a Securityholder under Section 4(a) or the rights of Corinthian under Section 4(b) shall be exercised, the Transfer shall be upon the same terms and at the same price per share as the terms and price per share of the transaction between Corinthian and the Independent Third Party or group of Independent Third Parties.  In connection with such Transfer, each Securityholder shall cause the stock certificate or certificates representing the shares covered by such Transfer or the Warrants to be delivered to such Independent Third Party or group of Independent Third Parties, duly endorsed for Transfer with all applicable stock transfer tax stamps attached, paid or otherwise provided for by such Securityholder, together with such other documents and instruments as the Independent Third Party or group of Independent Third Parties may reasonably request.  Each Securityholder shall be severally obligated (i) to make (subject to disclosure of appropriate exceptions) any customary representations and warranties that Corinthian agrees to provide in connection with such Transfer, and (ii) to join on a pro rata basis (based on such Securityholder’s share of the aggregate proceeds paid with respect to his interest) in any escrows, holdbacks, adjustments in purchase price or indemnification obligation Corinthian has agreed to in connection with such transaction, other than any such obligations that relate specifically to a particular Securityholder, in which case the Securityholder solely shall be liable.

SECTION 5.                                                        CORPORATE GOVERNANCE.

(a)                                  From and after the date hereof, the Board of Directors of the Company (the “Board”) shall consist of at least the number of Nominees nominated by the parties to this Agreement in accordance with this Section 5.  Corinthian shall have the right to designate five members of the Board (each, a “Corinthian Nominee”).  Subject to Section 5(g), Mack shall have the right to designate one member of the Board (the “Mack Nominee”).  Subject to Section 5(h), the Co-Investors shall have the right to designate one member of the Board (the “Co-Investor Nominee”) and one non-voting observer (the “Co-Investor Observor”).  For such period as the Company holds its interest in CellXion, the majority of the directors of the Board will designate one individual from the current management of CellXion to serve on the Board (the “CellXion Nominee”); provided that the initial CellXion Nominee shall be Charlotte Wingfield.  One additional member of the Board, who shall initially be Steven L. Schoonover, shall be designated by a majority of the directors then in office (the “Director Nominee” and, together with the Corinthian Nominees, the Co-Investor Nominee, the Mack Nominee and the CellXion Nominee, the “Nominees”).

(b)                                 Each Securityholder agrees to vote, in person or by proxy, all his or its shares of Voting Stock, or to execute a written consent in respect of all such shares of Voting Stock, as the case may be, in favor of the Nominees for election to the Board and shall take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 5.

(c)                                  If at any time Corinthian, Mack, the Co-Investors or a majority of the directors then in office notifies the Securityholders of its, his or their wish to remove any Nominee designated by it, him or them, the Securityholders shall take all actions contemplated by this Section 5 so as to remove such Nominee.  Removal of a Nominee, other than pursuant to the immediately preceding sentence, shall require the prior written consent of the party to this Agreement that designated such Nominee (or, in the case of the Director Nominee, a majority of the directors then in office) unless such removal is based upon the gross negligence or willful misconduct of such Nominee.

(d)                                 If at any time a vacancy is created on the Board by reason of the incapacity, death, permitted removal or resignation of any director designated by a party to this Agreement or the other directors pursuant to this Agreement, then the party to this Agreement that designated such director (or, in the case of the CellXion Nominee and the Director Nominee, a majority of the directors then in office) shall designate an individual to fill such vacancy.  Each Securityholder hereby agrees to take all actions contemplated by this Section 5 reasonably necessary to effect the foregoing.

(e)                                  Each director shall be entitled to receive reasonable compensation, as may from time to time be fixed by the Board.  The members of the Board and the Co-Investor Observor will be reimbursed by the Company for all reasonable out-of-pocket expenses incurred in traveling to and from the place of each meeting of the Board or otherwise incurred in the performance of their duties as directors or an observor.

(f)                                    The Company shall cause the board of directors of each subsidiary of the Company that is a corporation (each such board, a “Subsidiary Board”) to consist of the same members as the Board at such time with the same relative voting rights.

(g)                                 Mack shall only have the rights set forth in this Section 5 with respect to the designation and/or removal of the Mack Nominee for so long as he shall own at least 50% of the outstanding Common Stock and Common Stock Equivalents owned by him as of the date of this Agreement.

(h)                                 The Co-Investors shall only have the rights set forth in this Section 5 (i) with respect to the designation and/or removal of the Co-Investor Nominee, for so long as it and/or any of its Affiliates holds at least 20% of the outstanding Common Stock and Common Stock Equivalents (after application of Section 16(o)), and (ii) with respect to the designation and/or removal of the Co-Investor Observor, for so long as it and/or any of its Affiliates holds at least 10% of the outstanding Common Stock and Common Stock Equivalents (after application of Section 16(o)).

(i)                                     The Mack nominee shall be designated as a member of each committee of the Board, other than the audit and compensation committees.

(j)                                     The Board shall meet no less than semi-annually.

(k)                                  Within 45 days after the end of each month, the Board shall prepare, and furnish to each of the members of the Board, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flows of the Company for such month.

(l)                                     The Company and each of the Securityholders hereby covenant and agree to take all actions necessary (including, without limitation, amending this Agreement or other governing documents of the Company to provide for separate classes of directors with different numbers of votes) to ensure that the Corinthian Nominees shall, at all times, hold a majority of the voting power of the Board.

SECTION 6.                                                        PREEMPTIVE RIGHTS.

(a)                                  General.

(i)                                     If the Company shall issue or otherwise sell or distribute to Corinthian any Common Stock or Common Stock Equivalents, other than pursuant to a

Common Stock Reorganization, or if the Company shall issue, sell, distribute or otherwise grant in any manner any Options or Convertible Securities to Corinthian, whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, then each Stockholder shall have the preemptive right to acquire, on the same terms and conditions as such issuance, sale or distribution to Corinthian, such Stockholder’s Pro Rata Share of such shares of Stock.

(ii)                                  The Company shall provide each Stockholder with a written notice of (A) the number of shares of capital stock, Options and/or Convertible Securities that it intends to issue to Corinthian, and (B) the purchase price therefor, including any exercise price for Options and/or Convertible Securities.  Each Stockholder shall have twenty (20) business days from receipt of such notice from the Company to notify the Company in writing whether it intends to exercise its respective preemptive rights.  The failure of the Stockholder to notify the Company within such twenty (20)-day period shall be deemed an election by such Person not to exercise its preemptive rights with respect to such issuance.  On the date of the issuance of the shares of capital stock, Options and/or Convertible Securities to Corinthian, the Company shall issue to each Stockholder, as the case may be, such number of shares of capital stock, Options and/or Convertible Securities as such Stockholder had requested in their respective notices to the Company and simultaneously therewith, such Stockholder shall pay to the Company the purchase price therefor in immediately available funds by wire transfer to such account designated in writing by the Company at least two (2) days prior to issuance.

(iii)                               For purposes of this Section 6(a), each Stockholder’s “Pro Rata Share” shall be determined by multiplying the aggregate number of shares of Common Stock and the Common Stock Equivalents to be issued, sold or distributed to Corinthian by a fraction, the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents then owned by such Stockholder (after application of Section 16(o)) and the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents then outstanding.

(b)                                 For the avoidance of doubt, the provisions of this Section 6 shall not apply (i) to any issuance by the Company of shares of Common Stock, Options or Convertible Securities to employees of the Company pursuant to an incentive or other employee compensation plan approved by the Board; (ii) to any issuance by the Company of Stock, in connection with the conversion of Convertible Securities or the exercise of Options outstanding prior to the date hereof (iii) to any issuance by the Company of Stock in connection with an acquisition of the stock, assets or business of a third party or a financing; (iv) any public offering of securities of the Company pursuant to a registration statement filed under the Securities Act; and (v) any issuance permitted under Section 7 below.

SECTION 7.                                                        NEGATIVE COVENANTS.

(a)                                  As long as the Co-Investors and/or their Affiliates hold an aggregate principal amount of the Bridge Loan that exceeds the aggregate principal amount of the Bridge Loan held by the Corinthian Member, the Company shall not without the prior written consent of the Co-Investors holding a majority of the shares of Common Stock then held by them:

(i)                                     Amend, modify or waive any term or provision of the Company’s certificate of incorporation or by-laws or any other documents or agreements relating to the equity of Holdings, except to give effect to Section 5;

(ii)                                  commence any or cause any of its Subsidiaries to commence any, bankruptcy or insolvency proceedings;

(iii)                               enter into any sale, or cause any of its Subsidiaries to enter into any sale of all or a material portion of their respective businesses or capital stock;

(iv)                              make any, or cause any of its subsidiaries to make any, acquisitions of the capital stock of any Person or acquisitions of substantially all the assets of any Person;

(v)                                 permit, or permit any of its Subsidiaries to, materially change the business of the Company or any of its Subsidiaries from the business in effect on the date of this Agreement;

(vi)                              adopt any option plan or equity incentive plan (other than (A) a plan providing for the issuance of up to 5% of the Company’s capital stock on a fully-diluted basis and (B) a plan providing for the issuance to selected members of the Company’s management of up to 3% of the Company’s capital stock on a fully-diluted basis) or modify such plan;

(vii)                           authorize, declare or pay any dividends or repurchase of any capital stock, except for the payment of the Management Fee or as otherwise contemplated in this Agreement;

(viii)                        enter into, or cause any of its Subsidiaries to enter into any transaction with Affiliates or family members other than on an arm’s length basis, except as contemplated by this Agreement;

(ix)                                hire or terminate any senior executive officer; or

(x)                                   amend, modify or terminate any material contracts outside of the ordinary course of business.

(b)                                 As long as the Co-Investors and/or their Affiliates hold at least 25% of the outstanding Common Stock and Common Stock Equivalents (after application of Section 16(o)), the Company shall not take any of the actions described in clauses (i) - (v) and (vii) - (viii) above without the prior written consent of the Co-Investors holding a majority of the shares of Common Stock then held by them, which consent shall not be unreasonably withheld.

SECTION 8.                                                        INSPECTIONS; EXAMINATIONS.

(a)                                  As long as the Co-Investors (and/or their Affiliates) hold at least 10% of the outstanding Common Stock and Common Stock Equivalents (after application of Section 16(o)), the officers or employees of the Co-Investors, or such Persons as Co-Investor may designate, may visit and inspect any of the properties of the Company and its Subsidiaries, examine (either by the Co-Investors’ employees or by independent accountants) any of the assets of the Company and its Subsidiaries, including the Books, and discuss the affairs, finances and accounts of the Company and its Subsidiaries with their officers and with their independent accountants, at such times as either Co-Investor may desire provided that, such visits and inspections shall be conducted during normal business hours and upon reasonable prior notice and in no event more than two (2) times in any fiscal year.

(b)                                 The Company agrees to pay all reasonable costs and expenses of the Co-Investor related to such visits, inspections and field examinations for the two (2) visits or inspections permitted hereunder.

SECTION 9.                                                        ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS.  As long as the Co-Investors, any CellXion Holder and/or their respective Affiliates holds at least 1% of the outstanding Common Stock or Common Stock Equivalents, the Company will deliver to the Co-Investors and/or such CellXion Holder the following:

(i)                                     Financial Statements.  As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company and its Subsidiaries:

A.                                   the audited, consolidated and consolidating income and retained earnings statements of the Company and its Subsidiaries for such fiscal year,

B.                                     the audited, consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and

C.                                     the audited, consolidated and consolidating statement of cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail.  The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to the Co-Investors in the reasonable exercise of their discretion with respect to which such accountants shall deliver their unqualified opinion which shall not include any “going-concern” opinion.

(ii)                                  Monthly Statements.  As soon as available and in any event within thirty (30) days after the close of each calendar month:

A.                                   the consolidated and consolidating income and retained earnings statements of the Company and its Subsidiaries for such month,

B.                                     the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month, and

C.                                     the consolidated and consolidating statement of cash flow of the Company and its Subsidiaries for such month, setting forth in comparative form the corresponding figures as of the end of the corresponding month of the previous fiscal year (if applicable), all in reasonable detail, subject to year end adjustments and absence of footnotes and certified by the chief financial officer of the Company to be accurate in all material respects and to have been prepared in accordance with GAAP.

(iii)                               Audit Reports.  Promptly upon receipt thereof, one copy of each other report submitted to the Company or its Subsidiaries, by independent accountants, including management letters, “comment” letters, in connection with any annual, interim or special audit report made by them of the Books.

(iv)                              Reports to Governmental Agencies.  With reasonable promptness, copies of all such financial reports, statements and returns which the Company or its Subsidiaries shall file with any federal or state department, commission, board, bureau, agency or instrumentality.

(v)                                 Requested Information.  With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of the Company and its Subsidiaries as the Co-Investors may reasonably request from time to time.

(vi)                              Business Plan.  As soon as available, the Company’s and its Subsidiaries’ business plan and operating budget for the next fiscal year.

SECTION 10.                                                  FEE.  Each of the parties hereto hereby acknowledges that the Company will pay (or has paid, as applicable) Corinthian and/or its designee, and that Corinthian and/or its designee shall be entitled to receive (i) a fee equal to three percent (3%) of the gross total transaction value (including all equity invested, debt incurred, liabilities assumed and out-of-pocket costs incurred) of the acquisition of CellXion occurring on or about the date of this Agreement, (ii) fees equal to five percent (5%) (or any such lesser amount as Corinthian may determine) of (A) the gross total transaction value (including all equity invested, debt incurred, liabilities assumed and out-of-pocket costs incurred) with respect to the acquisition of all the equity or substantially all the assets of any other Person not affiliated with the Company, including without limitation add-on acquisitions, (B) the gross total transaction value (including all equity invested, debt incurred, liabilities assumed and out-of-pocket costs incurred) with respect to a sale of all the Stock of the Company or Sabre (whether by merger or otherwise) or a sale of all or substantially all the assets of Sabre and (C) the proceeds of any dividend or other payment to the holders of the Common Stock through a leveraged recapitalization of the Company or similar external financing event (for avoidance of doubt, dividends or other payments made from the cash flow of the Company and its subsidiaries are excluded and refinancing of indebtedness (to the extent of the amount of any such refinancing of indebtedness utilized to  refinance existing indebtedness of the Company or its Subsidiaries) is also excluded from this clause(ii)); provided, that with respect to the aggregate amount of any fees paid under this clause (i) or (ii), 20% of such fees shall be paid directly to ZM Private Equity Fund I, L.P, (iii) an annual fee of $800,000 in cash (such annual fee, the “Management Fee”), except that the Management Fee shall be funded fifty percent (50%) from the operations of each of Sabre and CellXion and shall be subject to increase from time to time by the Board acting in good faith.  The Co-Investors shall be entitled to receive a portion of the Management Fee equal to the greater of (x) 10% of the Management Fee, or (y) an amount equal to 60% of the product of (A) the Management Fee and (B) a fraction, the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents then owned by the Co-Investors (after application of Section 16(o)) and the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents then outstanding.

SECTION 11.                                                  LEGEND.  The Securityholders agree that a legend, substantially in the form set forth below, shall be placed on the certificates representing any shares of Stock owned by them:

“THE SHARES REPRESENTED BY THIS CERTIFICATE (I) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS, AND (II) ARE SUBJECT TO THE RIGHTS AND RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 12, 2007 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF).”

SECTION 12.                                                  SPECIFIC PERFORMANCE.  Each of the Securityholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the Securityholders shall waive the defense in any action for specific performance that a remedy at law would be adequate and that the Securityholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 13.                                                  MARKET “STAND-OFF” AGREEMENT.  Each Securityholder hereby agrees that, during the period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering, such Securityholder shall not, if requested by the Company and the underwriter, sell or otherwise Transfer or dispose of (other than to donees or its Affiliates, members or partners who, in each case, agree in writing to be similarly bound) any Stock except any Common Stock that may be included in such registration.

SECTION 14.                                                  GENERAL RESTRICTION.  Until the first to occur of (i) the first anniversary of the consummation of the Company’s IPO (as defined below) and (ii) the date of consummation of the first registered secondary public offering of Common Stock following the Company’s IPO, and except for Transfers to Permitted Transferees or other transferees permitted by this Agreement, each Stockholder (other than Corinthian) agrees not to Transfer any shares of Stock held by such Stockholder.

SECTION 15.                                                  CONFIDENTIALITY.

(a)                                  Each Securityholder hereby agrees that Confidential Information (as defined below) was and will be made available to it in connection with such Securityholder’s investment in the Company.  Each Securityholder agrees that it will use, and that it will cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including without limitation to competitively disadvantage the Company or any Securityholder).  Each Securityholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided, that, Confidential Information may be disclosed, (i) to such Securityholder’s Representatives (as defined below) in the normal course of the performance of their duties or for the purpose of reporting to such Securityholder’s stockholders, partners or members the performance of the investment in the Stock, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to which a Securityholder is subject; provided, that, such Securityholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Securityholder shall cooperate with such efforts by the Company and shall in any event make only the minimum disclosure required by such law, rule or regulation), and (iii) to any Person to whom such Securityholder is contemplating a Transfer of its Stock; provided, that, (A) such Transfer would not be in violation of the provisions of this Agreement or (B) such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company and consistent with the provisions hereof.  Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Securityholder.

(b)                                 As used herein, “Confidential Information” means any information concerning the Company, its Subsidiaries, or the financial condition, business, operations or prospects of the Company, its Subsidiaries, or any Securityholder (other than with respect to itself) in the possession of or furnished to any Securityholder (including, without limitation by virtue of its right to designate a director of the Company or any of its Subsidiaries); provided, that, the term Confidential Information does not include information which (i) is or becomes generally available to the public, other than as a result of a disclosure by a Securityholder or its Affiliates, stockholders, partners, members, directors, officers, employees, agents, counsel, investment advisers or representatives (all such Persons being collectively referred to as “Representatives”) in violation of this Agreement, or (ii) as established by written documentation, (A) is or was available to such Securityholder prior to its disclosure to such Securityholder or its

Representatives by the Company, (B) was or becomes available to such Securityholder from a source other than the Company or such other Securityholder (including without limitation information developed independently by such Securityholder), provided that such source is or was (at the time of receipt of the relevant information) not, after due inquiry, known by such Securityholder to be bound by a confidentiality agreement with (or other contractual, legal or fiduciary obligation of confidentiality to) the Company, such other Securityholder or another Person, or (C) is independently developed by such Securityholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

SECTION 16.                                                  MISCELLANEOUS.

(a)                                  Headings.  The headings and subheadings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(b)                                 Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein, and supersedes all prior arrangements or understandings, both oral and written, with respect thereto.  The Sabre Holders acknowledge and confirm that the Sabre Stockholders Agreement has been validly terminated and is of no further force or effect.  The provisions of this Agreement are in addition to, and not in lieu of, the provisions of any stock option plan approved by the Board as it relates to Options.  In the event of any conflict between this Agreement and the provisions of any such plan, such plan shall control in all respects.

(c)                                  Expenses.  Subject to Section 10 hereof, the Company will reimburse Corinthian and any of its Affiliates, including, without limitation, Corinthian Capital Group, LLC, for all reasonable out-of-pocket expenses incurred by them on behalf of or in connection with the Company or its Subsidiaries, including, without limitation, all costs, fees and expenses incurred by them in connection with this Agreement and the transactions occurring on or about the date hereof.

(d)                                 Notices.  All notices and other communications hereunder (each, a “Notice”) shall be (i) delivered by hand, (ii) sent by nationally recognized overnight courier, (iii) mailed by first-class certified or registered United States mail, postage-prepaid and return receipt requested, or (iv) sent by facsimile transmission (with a confirmed receipt thereof), in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties in a Notice pursuant to this Section 13(d):

(A)                              If to the Company, to it at:

Sabre Industries, Inc.
c/o Corinthian Equity Fund, L.P.
153 East 53rd Street, 59th Floor
New York, New York  10022
Attention:   Peter Van Raalte

With a copy to:

LeBoeuf, Lamb, Greene & MacRae LLP
125 West 55th Street
New York, NY 10019
Attention:  Gary D. Boss, Esq.
Fax:  (212) 424-8500

(B)                                If to Corinthian, to it at:

c/o Corinthian Equity Fund, L.P.
153 East 53rd Street, 59th Floor
New York, New York  10022
Attention:   Peter Van Raalte

With a copy to:

LeBoeuf, Lamb, Greene & MacRae LLP
125 West 55th Street
New York, NY 10019
Attention:  Gary D. Boss, Esq.
Fax:  (212) 424-8500

(C)                                If to Mack, to him at:

248 Shadow Valley Bend
Dakota Dunes, South Dakota  57049
Fax:  (215) 997-2310

With a copy to:

Hagen, Wilka & Archer, P.C.
600 South Main Avenue, Suite 102
Sioux Falls, South Dakota  57104
Attention:  John F. Archer, Esq.
Fax:  (402) 492-9222

(D)                               If to the Warrantholders, to them at:

D.B. Zwirn Special Opportunities Fund, L.P., and
ZM Private Equity Fund I, L.P.
745 Fifth Avenue, Suite 1800
New York, New York  10151
Attention:  Kenneth Lau
Fax:  (646) 720-9015

With a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois  60606
Attention:  Vik Puri, Esq.
Fax:  (312) 993-9767

(E)                                 If to the Co-Investors, to them at:

D.B. Zwirn Special Opportunities Fund, L.P., and
ZM Private Equity Fund I, L.P.
745 Fifth Avenue, Suite 1800
New York, New York  10151
Attention:  Kenneth Lau
Fax:  (646) 720-9015

With a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois  60606
Attention:  Vik Puri, Esq.
Fax:  (312) 993-9767

(F)                                 If to any CellXion Holder or other Securityholder, to it at its address as it appears in the records of the Company.

(e)                                  Applicable Law and Submission to Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware (without regard to principles of conflict of laws). Subject to Section 16(f), each of the parties hereto hereby consents to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement (including to compel arbitration pursuant to Section 16(f)).  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section 16(e) has been brought in an inconvenient forum.  Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 16(d) shall be deemed effective service of process on such party.  Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.  WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM.

(f)                                    Arbitration.

(i)                                     Subject to Section 16(e), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof (each a “Dispute”) that the parties are not able to resolve after good faith efforts over a period of 15 days shall be settled by arbitration conducted in the State of Delaware, and administered by the American Arbitration Association (the “AAA”).  Such arbitration shall be under the Commercial Arbitration Rules of the AAA, except as otherwise set forth in this Section 16(f), and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(ii)                                  If any party asserts there exists a Dispute, such party shall select one arbitrator and the other party shall select one arbitrator.  If either party fails to make a selection, the AAA shall select one arbitrator on behalf of such party.  The two arbitrators so selected will choose within 20 days after their selection a third arbitrator (or, if they fail to make a choice, the AAA shall choose a third arbitrator).

(iii)                               In making their determination, the arbitrators shall not have the authority to modify any term or provision of this Agreement.  The decision of any two of the arbitrators shall be final, conclusive and binding on the parties, absent fraud or manifest error.  The arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys’ fees, disbursements, arbitrators’ fees and fees payable to the AAA, to the prevailing party as they see fit.  The arbitrators shall deliver a written decision with respect to the Dispute to each of the parties, who promptly shall act in accordance therewith.

(iv)                              Pre-hearing discovery shall be limited to exchange or production of documents and other written information and, for the avoidance of doubt, no party to such arbitration shall have any right to depose any officers, directors, employees, agents or other representatives of any other party to such arbitration (and the arbitrators shall have no authority to compel any such deposition).  The arbitrators shall conduct the arbitration so that a final accord is made or rendered as soon as practicable, but in no event later than 120 days after the commencement of the arbitration nor later than ten days following the completion of the arbitration.

(g)                                 Severability.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(h)                                 Agreement to be Bound.  Notwithstanding anything to the contrary contained in this Agreement, no shares of Stock held by any Securityholder may be Transferred, unless the proposed transferee, prior to such Transfer, agrees in writing, in form and substance reasonably satisfactory to Corinthian, to be bound by the terms of this Agreement to the same extent and in the same manner as the Securityholder effecting such Transfer.  A copy of such agreement shall be maintained on file with the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent.  The Company shall not recognize or record on its books any Transfers not in accordance with this Section 16(h), and any such Transfers shall be void and of no force and effect.

(i)                                     Assigns.  Except as otherwise provided herein, this Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

(j)                                     Amendments; Waivers.  This Agreement may not be amended, terminated, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company, Corinthian and Securityholders holding at least a majority of all outstanding shares of Common Stock and Common Stock Equivalents of the Company.  This Agreement may not be amended, modified or supplemented, and waivers may not be given, in a manner materially adverse to any Securityholder except to the extent Corinthian is equally adversely affected by such amendment, modification, supplement or waiver.

(k)                                  No Third Party Beneficiaries.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(l)                                     Recapitalization, etc.  In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of any Stock or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

(m)                               Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile transmission) each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

(n)                                 Term of Agreement.  This Agreement shall automatically terminate on the occurrence of any of the following events: (i) the cessation of the Company’s business or the occurrence of any Liquidity Event; (ii) whenever one holder owns all of the shares of Stock of the Company and no Options are outstanding; (iii) the date of termination by written consent in accordance with Section 16(j) hereof; or (iv) the time that a registration statement with respect to an underwritten public offering of the Common Stock is declared effective by the Securities and Exchange Commission (an “IPO”); provided, however, that the provisions of Sections 13 and 14 (and any other provisions hereof required to give effect to the provisions of Section 13 or 14) shall continue until terminated; provided, further, that if such IPO is not consummated, at such time as the applicable Registration Statement is withdrawn, the termination provided in this Section 16(n) shall be void and such rights shall be reinstated and in force as if such termination had not occurred.

(o)                                 Measurement of Co-Investors’ Stock.  The parties acknowledge and agree that certain rights of the Co-Investors under this Agreement have been granted in consideration of its purchase of the Co-Investment Shares and that such rights are unrelated to the Warrants.  Accordingly, for purposes of this Agreement and notwithstanding anything to the contrary contained in this Agreement, each Co-Investor and each Warrantholder shall at all times be treated as separate and unrelated Persons with separate and unrelated holdings of Stock.  Without limiting the foregoing, (i) any measurement of the Common Stock or Common Stock Equivalents owned by either Co-Investor shall exclude the Warrants and any Common Stock or Common Stock Equivalents issued on account of the Warrants or any Common Stock or Common Stock Equivalent issued directly or indirectly in respect of the Warrants and (ii) the forgoing shall also apply with respect to either Warrantholder mutatis mutandis.

(p)                                 Current Capitalization.  The parties acknowledge and agree that as a result of the issuances and exchanges of securities and other transactions described generally in the recitals to this Agreement, all of the outstanding shares of Common Stock, Options and Convertible Securities of the Company are held, as of the date of hereof, beneficially and of record as set forth on Schedule I.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:

SABRE INDUSTRIES, INC.

By:	/s/ C. Kenneth Clay
Name: C. Kenneth Clay
Title: VP

Securityholders:

CORINTHIAN SC, LLC

By:	/s/ C. Kenneth Clay
Name: C. Kenneth Clay
Title: VP

/s/ James D. Mack
James D. Mack

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., in its capacity as Warrantholder

By:	D.B. Zwirn Partners, LLC, its general partner

By:	Zwirn Holdings, LLC, its managing partner

By:	/s/ Lawrence D. Cutter
Name:
Title:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

ZM PRIVATE EQUITY FUND I, L.P, in its capacity as Warrantholder

By:	/s/ Quinn Morgan
	Name:	Quinn Morgan
	Title:	Authorized Signatory

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., in its capacity as Co-Investor

By:	D.B. Zwirn Partners, LLC, its general partner

By:	Zwirn Holdings, LLC, its managing partner

By:	/s/ Lawrence D. Cutter
Name:
Title:

ZM PRIVATE EQUITY FUND I, L.P, in its capacity as Co-Investor

By:	/s/ Quinn Morgan
	Name:	Quinn Morgan
	Title:	Authorized Signatory

Sabre Industries Stockholder Agreement Signature Page

SCHOONOVER INVESTMENTS, L.P.

By:	Schoonover GP, L.L.C.,
general partner

By:	/s/ Steven Schoonover
Name: Steven Schoonover
Title:

BENT TREE INTERESTS, LLC

By:	/s/ Charlotte Wingfield
Name: Charlotte Wingfield
Title: Manager

TODD INVESTMENTS, LLC

By:	/s/ Gary Todd
	Name:	Gary Todd
	Title:	General Manager

FREDRICKSON HOLDINGS LLC

By:	/s/ David Fredrickson
	Name:	David Fredrickson
	Title:	Manager

/s/ Jeffrey Hood
Jeffrey Hood

/s/ Gerard F. Maxwell, Jr.
Gerard F. Maxwell, Jr.

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

MOSCOLA, LLC

By:	/s/ Joseph Moscola
	Name:	Joseph Moscola
	Title:	Manager

/s/ Wendy Vickrey
Wendy Vickrey

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

BROOKSIDE PECKS CAPITAL PARTNERS, L.P.

By:	/s/ David D. Buttolph
Name:	David D. Buttolph
Title:	Managing Director

/s/ David J. Peters
David J. Peters

/s/ Eric Letsche
Eric Letsche

/s/ Lloyd Myers
Lloyd Myers

/s/ Timothy Russell
Timothy Russell

/s/ Stanley Racis
Stanley Racis

/s/ Connie Aasen
Connie Aasen

/s/ Brian Newberg
Brian Newberg

/s/ Keith Tindall
Keith Tindall

/s/ Michael Coghlan
Michael Coghlan

/s/ Delvin Wilde
Delvin Wilde

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

/s/ Robert Hubbell
Robert Hubbell

/s/ Stephen Yeo
Stephen Yeo

/s/ Rex Martindale
Rex Martindale

/s/ Jeffrey Degroot
Jeffrey Degroot

/s/ Richard Hitchcock
Richard Hitchcock

Michael Checchio

/s/ Dean Barkman
Dean Barkman

/s/ Don Castleberg
Don Castleberg

/s/ John Pleiss
John Pleiss

/s/ Robert D. Henry
Robert D. Henry

/s/ Lloyd Clark, III
Lloyd Clark, III

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT